Exhibit 21
CROGHAN BANCSHARES, INC.
Subsidiaries of the Registrant

Subsidiary	State of Incorporation	Percentage of securities owned

The Croghan Colonial Bank (1)	Ohio	100%
(1)	The subsidiary’s principal office is located in Fremont, Ohio.

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